Exhibit 8.1
[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]
March 30, 2006

(213) 229-7000	C 42376-00784
Intel Corporation
2200 Mission College Boulevard
Santa Clara, California 95054-1549

Re:	Intel Corporation 2.95% Junior Subordinated Convertible Debentures due 2035
Ladies and Gentlemen:
     We have acted as counsel to Intel Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-3 (File No. 333-___) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on March 30, 2006, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus Supplement dated March 30, 2006 (the “Prospectus Supplement”), and filed with the Commission on March 30, 2006 pursuant to Rule 424(b) of the Securities Act relating to the offering and sale by selling securityholders of the Company of $1,600,000,000 aggregate principal amount of its 2.95% Junior Subordinated Convertible Debentures due 2035 (the “Debentures”) and the shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued upon the surrender and conversion of the Debentures.
     In connection with this opinion, we have examined and relied upon originals or copies of (i) the Registration Statement and Prospectus Supplement, (ii) the Offering Memorandum, dated December 13, 2005 (the “Offering Memorandum”), relating to the Debentures, and (iii) such other documents, analyses, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied upon statements and representations made to us by representatives of the Company. For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the documents, analyses, records, statements, and representations referred to above.
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all

Intel Corporation
March 30, 2006

documents submitted to us as copies, and the authenticity of the originals of such latter documents.
     On the basis of the statements, representations, qualifications and assumptions contained in the foregoing materials, we hereby confirm our opinion as set forth in the Prospectus Supplement under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS”.
     This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Debentures or of any transaction related to or contemplated by such issuance.
     This opinion is delivered to you solely for use in connection with the Prospectus Supplement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person, without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the and Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP